Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant    [ X ]

Check the appropriate box:

 [ X }    Definitive Proxy Statement


                         CATSKILL FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                                    CATSKILL
                              FINANCIAL CORPORATION
                                   ----------

                                  341 Main St.
                            Catskill, New York 12414
                                 (518) 943-3600
                                   ----------


                                                          January 7, 1999



Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Catskill Financial Corporation (the "Company"), we cordially invite you to attend our Annual Meeting of Stockholders of the Company. The meeting will be held at 7:00 p.m., Catskill, New York time, on February 16, 1999 at the main office of the Company located at 341 Main Street, Catskill, New York 12414.

         At the meeting, stockholders will be asked to elect one director to serve for a two year term and two directors to serve for three year terms. The Board of Directors has nominated director Edward P. Stiefel to serve for the two year term and directors Wilbur J. Cross and Alan D. Oren to serve for the three year terms. Stockholders will also be asked to approve amendments to the Company's 1996 Stock Option and Incentive Plan and the Company's Management Recognition Plan and to ratify the appointment of the Company's independent auditors.

         We urge you to exercise your rights as a stockholder to vote and participate in this process. Your Board of Directors unanimously recommends that you vote "For" the nominees and the proposals.

         Please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. We encourage you to return the proxy card even if you plan to attend the meeting. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

                                           Sincerely,


                                           /s/ Wilbur J. Cross
                                           -------------------
                                           Wilbur J. Cross
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                                    CATSKILL
                              FINANCIAL CORPORATION
                                  341 MAIN ST.
                            CATSKILL, NEW YORK 12414
                                 (518) 943-3600
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held on February 16, 1999
                                   ----------

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Catskill Financial Corporation (the "Company") will be held at the main office of the Company located at 341 Main Street, Catskill, New York 12414, at 7:00 p.m., Catskill, New York time, on February 16, 1999.

         A Proxy Card and a Proxy Statement for the Meeting are included with this notice.

         The Meeting is for the purpose of considering and acting upon:

         I. The election of one director to serve for a two year term and until his successor has been duly elected and qualified, and the election of two directors to serve for three year terms and until their successors have been duly elected and qualified;

         II. The approval of an amendment to the Catskill Financial Corporation 1996 Stock Option and Incentive Plan to provide that awards under the Plan shall fully vest in the event of a change in control of the Company or Catskill Savings Bank;

         III. The approval of an amendment to the Catskill Financial Corporation Management Recognition Plan to provide that awards under the Plan shall fully vest in the event of a change in control of the Company or Catskill Savings Bank;

         IV. The ratification of the appointment of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending September 30, 1999; and

such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on December 18, 1998 (the "Record Date") are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                       BY ORDER OF THE BOARD OF DIRECTORS

Catskill, New York
January 7, 1999

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT
                                   ----------

                         CATSKILL FINANCIAL CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                                February 16, 1999
                                   ----------

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Catskill Financial Corporation (the "Company"), the parent company of Catskill Savings Bank (the "Bank"), of proxies to be used at the annual meeting of stockholders of the Company (the "Meeting") which will be held at the main office of the Company located at 341 Main Street, Catskill, New York 12414, on February 16, 1999, at 7:00 p.m., Catskill, New York time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about January 7, 1999.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of one director for a two year term and two directors for a three year term, the approval of amendments to both the Company's 1996 Stock Option and Incentive Plan (the "Stock Option Plan") and the Company's Management Recognition Plan (the "MRP") to provide for accelerated vesting of awards under such Plans in the event of a change in control of the Company or the Bank, and the ratification of the appointment of KPMG Peat Marwick LLP as the auditors of the Company for the fiscal year ending September 30, 1999. The Board of Directors has fixed December 18, 1998 as the Record Date for determining stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 4,358,334 shares of the Company's common stock ("Common Stock"), par value $.01 per share, issued and outstanding, 111,246 of which are unvested MRP shares that cannot be voted at the Meeting.

Vote Required and Proxy Information

         Each share of Common Stock is entitled to one vote on each matter to come before the Meeting. Directors are elected by a plurality of votes cast at the Meeting. There is no cumulative voting in the election of directors. The proposals to amend the Stock Option Plan and the MRP require the affirmative vote of a majority of the votes cast at the Meeting. The ratification of the appointment of KPMG Peat Marwick LLP requires the affirmative vote of a majority of the votes cast at the Meeting.

         Properly executed proxies in the form solicited by the Board of Directors which are received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions thereon. If no instructions are indicated, such proxies will be voted in favor of the nominees named herein and in favor of all other proposals described in this Proxy Statement. The Company does not know of any matters, other than those described in this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, including the adjournment of the Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

         In order for any stockholder of the Company entitled to vote for the election of directors to nominate a person to the Board of Directors at any meeting, such stockholder must deliver to David L. Guldenstern, Corporate Secretary, at the Company's address, a notice of nomination in writing. Such notice, which must set forth the name and address of the stockholder, the class and number of shares of the Company's capital stock beneficially owned by such stockholder and the name of each person such stockholder proposes to nominate for director and all other information required under the Securities and Exchange Act of 1934 ("the Exchange Act"), shall be delivered or mailed to and received at the principal office of the Company not less than 60 days prior to the date of the meeting. In the event that less than 40 days notice of the meeting is given to the stockholders, a notice of nomination must be received by the Company not later than the close of business on the tenth day following the date on which such notice of meeting was mailed or public announcement first made.

         Proxies marked to abstain with respect to any matter and broker non-votes will not affect the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

         A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Stockholders may revoke a proxy by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy must be delivered to David L. Guldenstern, Corporate Secretary, Catskill Financial Corporation, 341 Main Street, Catskill, New York 12414.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of six members and, as provided in the Company's by-laws, it is divided into three classes, with each class of directors being elected for three-year terms. The Company's by-laws also provide that the classes of directors shall be as nearly equal in number as reasonably possible. As a result of the death of a director in 1996, the Company's Board of Directors now has classes consisting of three directorships (held by directors Cross, Oren and Stiefel), two directorships (held by directors Jones and Quigley) and one directorship (held by director Marshall). To comply with the by-laws, in November, 1998, the Board of Directors reclassified the directorship currently held by Mr. Stiefel, so that it is now included in the class with terms expiring in 2001, instead of the class with terms expiring in 2002. As a result of the reclassification, the person elected to that directorship at the Meeting will have a term expiring in 2001 and each class of the Company's Board of Directors will then have two directorships.

         One director will be elected at the Meeting to hold office until the annual meeting of stockholders in the year 2001 and until his successor has been elected and qualified and two directors will be elected at the Meeting to hold office until the annual meeting of stockholders in the year 2002 and until their successors have been elected and qualified. The nominees named below have consented to being named herein and to serve if elected. In case any nominee becomes unavailable for election for any presently unforeseen reason, the persons authorized to cast the votes represented by the enclosed proxy will have the right to use their discretion to vote for a substitute.

                       INFORMATION CONCERNING THE BOARD OF
                        DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information, as of September 30, 1998, with respect to the nominees for director, continuing directors in office and executive officers who are not directors. There are no arrangements or understandings pursuant to which any director was selected to serve as such, and there are no family relationships between any directors or executive officers of the Company.

NOMINEE FOR TERM EXPIRING IN 2001
                                                                                     Company
                                                                                     Director        Term as Director
Name and Age                       Position With the Company and the Bank              Since             Expires
------------                       --------------------------------------              -----             -------
Edward P. Stiefel, 51              Director of the Company and the Bank                1995               1999



NOMINEES FOR TERMS
EXPIRING IN 2002

Wilbur J. Cross, 56                Director, Chairman of the Board,                    1995               1999
                                   President and Chief Executive
                                   Officer of the Company and the Bank

Allan D. Oren, 57                  Director of the Company and the Bank                1995               1999

                                   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                                   THAT STOCKHOLDERS VOTE IN FAVOR OF THESE NOMINEES

CONTINUING DIRECTORS
                                                                                     Company
                                                                                     Director        Term as Director
Name and Age                       Position With the Company and the Bank              Since              Expires
------------                       --------------------------------------              -----              -------
George P. Jones, 59                Director of the Company and the Bank                1995               2000

Hugh J. Quigley, 49                Director of the Company and the Bank                1995               2000

Richard A. Marshall, 58            Director of the Company and the Bank                1995               2001

Board of Directors - Biographical Information

         Business experience for the directors listed below comprises experience for at least the past five years.

         Wilbur J. Cross. Mr. Cross, who joined the Bank in 1961, is Chairman of the Board, President and Chief Executive Officer of the Company and the Bank. He has been a director of the Bank since 1979 and President and Chief Executive Officer since 1984. Mr. Cross is also President of the Catskill Mountain Housing Development Corp., a non-profit organization providing financial counseling and housing to low to moderate income residents of Greene County, New York, and past Treasurer and Director of the Columbia-Greene Community Foundation, Inc., which provides financial assistance to college students from low to moderate income families.

         George P. Jones. Mr. Jones is the President of STG Company, Inc., a real estate development company and SNYT, Inc., a building maintenance company, both located in Greenville, New York. Mr. Jones also serves as Vice President of the Greenville Chamber of Commerce. Mr. Jones has been a director of the Bank since 1988.

         Richard A. Marshall. Mr. Marshall is the President of Marshall's Garage, an automotive service station, and Marshall's Auto Exchange, an automobile dealership, both of which are located in Ravena, New York. He also is a member of the Capital District Automobile Dealers Association, a philanthropic organization located in Albany, New York. Mr. Marshall has been a director of the Bank since 1987.

         Allan D. Oren. Mr. Oren is President of A. Oren & Sons Furniture Stores headquartered in Catskill. Mr. Oren also serves as a Director of the Quantum Fund, which provides low interest rate loans to small businesses in the Greene County area, and Past President and Former Director of the Columbia-Greene Community Foundation, Inc. Mr. Oren has been a director of the Bank since 1973.

         Hugh J. Quigley. Mr. Quigley is President of Dynabil Industries, a company located in Greene County, New York and San Diego, California, which manufactures aircraft and aerospace components. He also serves as Vice Chairman of the Greene County Industrial Development Corp., which promotes industrial development in Greene County, and is a former President and Trustee Emeritus of the Columbia-Greene Community Foundation, Inc. Mr. Quigley is also a S.U.N.Y. Trustee for Columbia-Greene Community College. Mr. Quigley has been a director of the Bank since 1991.

         Edward P. Stiefel, Esq. Mr. Stiefel is a principal in the law firm of Stiefel & Winans, Catskill, New York and has been engaged in the practice of law in Catskill since 1972. From time to time, Stiefel & Winans provides legal services to the Bank. Mr. Stiefel has been a director of the Bank since 1976.

Executive Officers Who Are Not Directors

         Executive officers are elected for one year terms and serve at the pleasure of the Board of Directors. Provided below is certain information regarding the executive officers of the Company and the Bank who are not directors.

         David J. DeLuca. Mr. DeLuca, age 46, has been Vice President and Chief Financial Officer of the Company and the Bank since August, 1996. Mr. DeLuca was Senior Vice President and Corporate Controller of KeyCorp, a bank holding company, from 1987 to 1994 and Senior Vice President and Manager of Corporate Planning and Forecasting of KeyCorp from 1994 to 1996. Mr. DeLuca is a certified public accountant.

         David L. Guldenstern. Mr. Guldenstern, age 55, is Vice President and Secretary of the Bank, positions he has held since 1984. Mr. Guldenstern is Vice President and Secretary of the Company. Mr. Guldenstern initially joined the Bank in 1970.

         Deborah S. Henderson. Ms. Henderson, age 45, has been employed by the Bank since 1973 and has served as Vice President and Senior Loan Officer since 1988.

         Keith A. Lampman. Mr. Lampman, age 32, is the Bank's Vice President for Branch Administration and Operations, a position he has held since December, 1996. He has also served as the Bank's Compliance Officer since 1989. Mr. Lampman joined the Bank in 1988.

Meetings of the Board of Directors and Certain Committees

         The Company's Board of Directors held 11 meetings during the 1998 fiscal year, being the period from October 1, 1997 through September 30, 1998. Each of the directors of the Company is also a director of the Bank. The Board of Directors of the Company has an Examining (Audit) Committee and a Stock Option Plan and Management Recognition Plan Committee ("SOP and MRP Committee"). The entire Board of Directors acts as a nominating committee. The Bank has a Compensation Committee and an Executive Committee. During fiscal 1998, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by committees of the Board on which such members served.

         The Examining (Audit) Committee of the Company, which also serves as the audit committee of the Bank, consists of directors Jones, Quigley and Stiefel. The Examining Committee (i) recommends and maintains communications with the independent auditors; (ii) reviews the status of the annual audit; and
(iii) supervises the Bank's internal auditor. Since the conversion of the Bank to stock ownership, and the more comprehensive financial statement audits conducted in connection therewith, the functions of the Examining Committee have been performed by the entire Board of Directors.

         The SOP and MRP Committee consists of directors Marshall, Oren and Stiefel. The committee is responsible for determining and approving awards under the Stock Option Plan and MRP. The committee also establishes rules and standards applicable to awards under those plans, as permitted by the plans. The committee met 6 times during the 1998 fiscal year.

         The Compensation Committee of the Bank consists of directors Marshall, Oren and Stiefel. Mr. Cross is a non-voting ex-officio member of the committee but he does not participate in decisions regarding his own compensation. The committee is responsible for determining officer and employee compensation and addresses other personnel matters. The committee met 8 times during the 1998 fiscal year.

         The Executive Committee has the authority to approve security and loan transactions and to exercise most powers of the Board of Directors in the intervals between meetings of the Board. Any actions of this committee are reported to the Board at its next meeting. The committee met 14 times during the 1998 fiscal year.

         The Board of Directors will consider nominees for directorships submitted by stockholders. Any stockholder desiring to propose a person as a possible director should submit in writing a detailed resume of such person and a statement of such person's knowledge, expertise and experience in banking and financial matters.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock then held. The following table sets forth information as of December 18, 1998 regarding share ownership of (i) those persons or entities which management believes own beneficially more than five percent of the Common Stock, (ii) each of the Company's directors, (iii) each officer of the Company and the Bank who made in excess of $100,000 (salary and bonus) during the fiscal year ended September 30, 1998 (the "Named Officers"); and (iv) all directors and executive officers of the Company and the Bank as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Common Stock as of December 18, 1998. Information set forth in the table with respect to persons or entities who own beneficially more than five percent of the Common Stock is based upon a review by the Company of filings with the Securities and Exchange Commission (the "SEC") made pursuant to Rule 13d and Rule 13g of the Exchange Act and filings made by certain institutional investment managers pursuant to Rule 13f of the Exchange Act, as contained in a report prepared by the Nasdaq Stock Market, Inc.

                                                      Shares Beneficially Owned
Beneficial Owner                                         at December 18, 1998(1)             Percent of class(2)
----------------                                         -----------------------             -------------------
Catskill Financial Corporation Employee Stock
Ownership Plan(3)                                               453,706                           10.0%
341 Main Street, Catskill, New York  12414

Thomson Horstmann & Bryant, Inc.(4)                             437,600                            9.7%
Park 80 West, Plaza Two, Saddle Brook,
New Jersey 07663

Wellington Management Company, L.L.P.(4)                        338,000                            7.5%
75 State Street, Boston, Massachusetts 02109

Brandes Investment Partners, L.P.(4)                            299,971                            6.7%
12750 High Bluff Drive, San Diego,
California 92130

Wilbur J. Cross, President                                      113,755(5)                         2.5%
Chairman of the Board and Chief Executive
Officer

David J. DeLuca, Vice President and Chief                        38,059(6)                           *
Financial Officer

George P. Jones, Director                                        27,170(7)                           *

Richard A. Marshall, Director                                    58,553(8)                         1.3%

Allan D. Oren, Director                                          72,249                            1.6%

Hugh J. Quigley, Director                                        27,591(9)                           *

Edward P. Stiefel, Esq., Director                                55,970                            1.2%

Directors and executive officers of the                         476,286(10)                       10.6%
Company and the Bank, as a group (10
persons)

------------------

(1) Amount includes shares held directly, as well as shares allocated to such individuals under the Catskill Financial Corporation Employee Stock Ownership Plan ("ESOP"), and other shares with respect to which a person may be deemed to have sole voting and/or investment power. The table also includes 6,825 shares awarded to each non-employee director pursuant to the MRP which are not vested and cannot be voted at the Meeting. The table includes 40% of the shares subject to options granted to directors pursuant to the Stock Option Plan (11,372 shares per director) because they were exercisable on the Record Date or within 60 days thereafter.

(2) Based upon 4,509,660 shares outstanding on December 18, 1998, which includes 111,246 shares issued but unvested under the MRP and stock options for 151,326 shares exercisable on the Record Date or within 60 days thereafter. An asterisk ("*") means less than 1%.

(3) Includes 55,609 shares allocated to ESOP participants. Of these allocated shares, 18,670 are allocated to executive officers and also included elsewhere in this table as appropriate. The trustee of the ESOP is First Bankers Trust Co., N.A. Subject to the trustee's fiduciary responsibilities, the trustee will vote allocated shares as instructed by the applicable participant. The trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated in the same proportion as allocated shares for which voting instructions are received.

(4) Shares are beneficially owned by an investment advisory company on behalf of certain of its clients. Amounts shown are based upon the most recent available reports filed pursuant to Rules 13d, 13g and 13f of the SEC and may not reflect actual beneficial ownership on the record date.

(5) Includes 200 shares owned by Mr. Cross' wife, as to which he disclaims beneficial ownership; 7,021 shares allocated to Mr. Cross in the ESOP; 34,121 unvested MRP shares, which cannot be voted at the Meeting; and 56,866 shares which Mr. Cross had the right to acquire on the Record Date or within 60 days thereafter pursuant to the Stock Option Plan.

(6) Includes 13,300 unvested MRP shares, which cannot be voted at the Meeting; and 13,000 shares which Mr. DeLuca had the right to acquire on the Record Date or within 60 days thereafter pursuant to the Stock Option Plan, and 2,059 shares allocated to Mr. DeLuca in the ESOP.

(7) Includes 425 shares owned by Mr. Jones' daughter, as to which he disclaims beneficial ownership.

(8) Includes 5,000 shares owned by Mr. Marshall's wife and 3,000 shares owned by Mr. Marshall's daughters, as to which he disclaims beneficial ownership.

(9) Includes 980 shares owned by Mr. Quigley's wife's Individual Retirement Account, as to which he disclaims beneficial ownership.

(10) Includes 18,670 ESOP shares allocated to executive officers, 66,621 unvested MRP shares awarded to executive officers and 34,125 unvested MRP shares awarded to non-employee directors, which MRP shares cannot be voted at the Meeting. Also includes 94,466 stock options granted to executive officers and 56,860 stock options granted to directors, representing options exercisable on the Record Date or within 60 days thereafter.
--------------------

Director Compensation

     The non-employee directors of the Bank are paid a fee of $1,000 for each regular meeting of the Bank's Board. Non-employee directors also receive $300 per meeting for attendance at Executive, Examining, and Compensation Committee meetings. Directors may defer their fees until retirement, pursuant to a deferred plan under which fees once earned are deferred and credited with interest until paid. The Bank accrues a liability for the deferred fees as they are earned. While no fees are presently paid for attendance at meetings of the Board or committees of the Company, such fees may be paid in the future.

Executive Compensation

     The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank, except for stock-based compensation pursuant to the Company's ESOP, MRP and Stock Option Plan.

     The following table sets forth information concerning the compensation paid to the Named Officers for services in all capacities to the Company for the fiscal years ended September 30, 1998, 1997 and 1996.


                                                    SUMMARY COMPENSATION TABLE


                                                                                          Long-Term
                                               Annual Compensation                    Compensation Awards
                                     -----------------------------------------   ------------------------------
                                                                                                    Options/
                                                                                                      Stock
                                                                                  Restricted       Appreciation
        Name and                                                Other Annual         Stock            Rights         All Other
   Principal Position      Year       Salary($)     Bonus($)  Compensation($)(1)   Awards($)(2,3) ("SARs")(#)(4)  Compensation($)(5)
   ------------------      ----       ---------     --------  ----------------   ------------      ------------   ----------------
Wilbur J. Cross,           1998      $195,023        None          None             None              None            $45,018
Chairman of                1997      $182,876        None          None           $710,838          142,168           $ 5,617
the Board,                 1996      $156.353      $10,000         None             None              None            $ 5,161
President and Chief
Executive Officer

David J. DeLuca,           1998      $127,190        None          None           $  33,000           None            $ 3,732
Vice President and         1997      $120,327        None          None           $ 234,688          45,000           $    36
Chief Financial            1996      $ 18,577(6)     None          None             None              None            $     8
Officer

------------------------
(1) Neither Mr. Cross nor Mr. DeLuca received additional benefits or perquisites which in the aggregate exceeded 10% of his respective salary and bonus.

(2) On September 30, 1998, Mr. Cross had 45,494 shares of restricted stock with a value of $642,603 and Mr. DeLuca had 16,400 shares with a value of $231,650, based upon a market price of $14.125 on that date. Mr. Cross and Mr. DeLuca have been awarded 56,867 and 20,000 shares of restricted  stock  respectively,  under the MRP.  The 56,867  shares of restricted stock awarded Mr. Cross, and 15,500 of the 20,000 shares awarded to Mr. DeLuca, vested 20% on October 24, 1997 and October 24, 1998, and an equal amount will vest on each of October 24, 1999, 2000 and 2001. 2,500 of the shares awarded to Mr. DeLuca vested 20% on August 19, 1998 and an equal amount will vest on each of August 19, 1999, 2000 and 2001 and 2002. The remaining 2,000 shares awarded to Mr. DeLuca will vest 20% on August 1, 1999, 2000, 2001, 2002, 2003.

(3) Pursuant to the MRP, the payment of dividends declared or paid on restricted stock is deferred during the restricted period and credited to the participant's account, together with accrued interest at the rate of 5.83% per annum as determined by the SOP and MRP Committee. Payment of deferred dividends, together with accrued interest is made upon the earlier to occur of the lapsing of the restriction (i.e., vesting of the award), death or disability of the participant.

(4) Pursuant to the Stock Option Plan, the Company granted Mr. Cross options to purchase 142,168 shares of Common Stock on October 24, 1996. Also pursuant to the Stock Option Plan, the Company granted Mr. DeLuca on October 24, 1996 and August 19, 1997, options to purchase 35,000 shares and 10,000 shares, respectively, of Common Stock.

5) Amount includes Company matching contribution accrued to Mr. Cross' accounts under the Bank's 401(k) Plan of $4,825, $5,418, $4,950 and life insurance premiums of $193, $211 and $211 for the 1998, 1997, and 1996 fiscal years, respectively, and $40,000 accrued to Mr. Cross' account under the Company's Supplemental Executive Retirement Plan for fiscal 1998. Mr. DeLuca received a $3,539 matching contribution under the 401(k) Plan in 1998 and received a benefit of $193, $36 and $8 in life insurance premiums for the 1998, 1997 and 1996 fiscal years.

(6) Mr. DeLuca's employment commenced on August 1, 1996.

--------------------------------------

                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR-END OPTION VALUES


                                                                                                          Value of Unexercised
                                                                       Number of Securities                    In-The-Money
                                                                  Underlying Unexercised Options       Options at Fiscal Year End(1)
                                                                  ------------------------------      ------------------------------
                             Shares Acquired   Value Realized
Name                         on Exercise (#)        ($)(2)         Exercisable     Unexercisable      Exercisable      Unexercisable
----                         ---------------        ----           -----------     -------------      -----------      -------------
Wilbur J. Cross                    None                 --           56,866            85,302          $92,407          $138,615

David J. DeLuca                   3,000            $16,125           13,000            29,000          $17,875           $34,125

------------------------------
1 Represents the difference between the market price of the Common Stock on September 30, 1998 and the exercise price for such options.

2 Represents the difference between the fair market value of the Common Stock on the date of exercise and the exercise price for such options.


Employment Agreements

         Each of the Bank and the Company have entered into an employment agreement with Wilbur J. Cross. The agreement with the Bank supersedes an employment agreement between Mr. Cross and the Bank entered into on April 1, 1996. The material terms and conditions of Mr. Cross' employment under the two agreements are identical, except as detailed below. However, they do not require duplicate payments by the Bank and the Company. Instead, the employment agreement with the Company guarantees the payments due to Mr. Cross under the employment agreement with the Bank.

         The employment agreements provide for initial terms of three years, commencing on April 1, 1998 and for annual extensions, subject to a review and approval of such extensions by the Bank's and the Company's Board of Directors. Pursuant to the agreements, Mr. Cross' salary may not be reduced below his salary in effect from time to time thereunder. In the event of Mr. Cross' death while the agreements are in effect, his estate or his beneficiary would receive a payment in an amount equal to two times his then current salary and, during the remaining terms of the agreements, his dependents would continue to receive the health insurance and other benefits maintained for the benefit of officers of the Bank under the benefit plans in effect immediately prior to his death.

         The Bank or the Company may terminate Mr. Cross' employment at any time for cause as defined in the employment agreements. If Mr. Cross' employment is involuntarily terminated, he would be entitled to receive his annual salary, bonus, health and life insurance, and benefits under the Bank's employee benefit plans for the remaining terms of the agreements. For the purposes of the agreements, "involuntary termination" means: (i) termination of Mr. Cross' employment for any reason other than those reasons which constitute termination for cause; (ii) Mr. Cross' resignation following a material breach of the agreements by the Bank or the Company, including a material diminution or interference with his duties, responsibilities and benefits as President and Chief Executive Officer of the Bank or the Company; and (iii) his resignation, upon 30 days written notice, following a change in control of the Bank or the Company. As used in the agreements, a "change in control" generally means: (i) the occurrence of an event that results in a change in control of the Company or the Bank within the meaning of the Home Owners Loan Act; (ii) the acquisition by any person of beneficial ownership of 25% of the Bank's or the Company's outstanding securities; (iii) a change in control of a majority of the Bank's or the Company's Board of Directors as a result of a contested election; or (iv) the merger, consolidation or sale of substantially all of the assets of the Bank or the Company.

         The employment agreements provide for the payment of severance benefits to Mr. Cross in the event of his involuntary termination within 12 months following a change in control. In general, the aggregate severance payment due to Mr. Cross under the employment agreements with the Company and the Bank is equal to 299% of his average annual compensation during the five most recent full fiscal years. If there had been a change in control under circumstances in which Mr. Cross would have been entitled to a payment under the employment agreements as of September 30, 1998, the Company and the Bank would have been required to pay him approximately $555,000 and provide to him continued benefits under their employee benefit plans for the remaining term of the agreements.

         Cash and benefits paid to Mr. Cross under the employment agreements with the Bank and the Company together with payments under other benefit plans following a change in control of the Bank or the Company, as described above, may constitute an "excess parachute" payment under Section 280G of the Internal Revenue Code of 1986 (the "Code"), resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. The employment agreement with the Company includes a provision indemnifying Mr. Cross on an after tax basis for any such excise taxes.

         On August 1, 1998, the Bank entered into employment agreements with David J. DeLuca and Keith A. Lampman. These agreements supersede prior severance agreements entered into between the Bank and Messrs. DeLuca and Lampman. The material provisions of these agreements are substantially the same as those contained in Mr. Cross' employment agreement with the Bank, except that they provide for initial terms of two years, severance payments limited to 200% of compensation in the event of a change in control of the Bank and they do not provide for a cash payment in the event of death.

         Retirement Income Plan. The Bank sponsors a defined benefit pension plan for its employees (the "Pension Plan"). The Pension Plan is funded solely through contributions made by the Bank.

         The following table sets forth information showing the annual benefit payable under the Pension Plan based upon average annual compensation ("Remuneration" in the table) and years of service determined as described below.

                                                        PENSION PLAN TABLE
                                                    Years of Credited Service

       Remuneration                      15                      20                         25                         30
         --------                     -------                 -------                     -------                    -------
         $ 75,000                     $22,500                 $30,000                     $37,500                    $45,000
          100,000                      30,000                  40,000                      50,000                     60,000
          125,000                      37,500                  50,000                      62,500                     75,000
          150,000                      45,000                  60,000                      75,000                     90,000
          175,000                      48,000                  64,000                      80,000                     96,000
          200,000                      48,000                  64,000                      80,000                     96,000
          225,000                      48,000                  64,000                      80,000                     96,000

         The benefit provided to a participant at normal retirement age (generally age 65) is based on the participant's average annual compensation during the 36 consecutive months within the final 120 months of service affording the highest such average ("average annual compensation"). Compensation for this purpose is the participant's base annual salary, including any contributions through a salary reduction arrangement to a cash or deferred plan under Section 401(k) of the Code, but exclusive of overtime, bonuses or any other special payments. Compensation in excess of $160,000 in the 1998 plan year may not be used to determine average annual compensation. The annual benefit provided to a participant who retires at age 65 is equal to 2% of average annual compensation for each year of service, not to exceed 30 years. Pension benefits are computed on a straight life annuity basis. The Pension Plan also provides for disability and death benefits.

         The annual benefit provided to participants (i) at "early retirement age" (generally age 60) with at least five years of service who elect to defer the payment of their benefits to normal retirement age, (ii) at early retirement age with at least 30 years of service who elect to receive payment of their benefits prior to normal retirement age, or (iii) who commence receipt of their benefits beyond normal retirement age, are calculated basically in the same way as the benefits for normal retirement age, with average annual compensation being multiplied by 2% for each year of such individual's actual years of service, not to exceed 30 years. A participant eligible for early retirement benefits who does not meet the requirements set forth above will have his or her benefits adjusted as further described in the Pension Plan.

         Mr. Cross had 36 years of service under the Pension Plan and Mr. DeLuca had one year of service under the Pension Plan at September 30, 1998.

Supplemental Executive Retirement Plan. The Company adopted a Supplemental Executive Retirement Plan (the "SERP") effective as of April 1, 1998. The SERP is an unfunded, non-qualified deferred compensation plan. Participation in the SERP is presently limited to Mr. Cross, but the Company may designate other Company and/or Bank employees as participants. Benefit accruals under the SERP are in the form of either elective deferred compensation or nonelective deferred compensation. Elective deferred compensation is compensation which a participant elects to defer under the SERP by reducing the participant's pay from the Company or the Bank. Nonelective deferred compensation is compensation which the Company or the Bank grants to the participant under the SERP, in their discretion. Presently, Mr. Cross has been granted nonelective deferred compensation under the Plan. Specifically, Mr. Cross' nonelective account under the SERP will be credited with $60,000 during calendar year 1998, $80,000 during calendar year 1999 and $20,000 during the period beginning January 1, 2000 and ending March 31, 2000. This grant of nonelective deferred compensation to Mr. Cross was intended to restore certain benefits which Mr. Cross was unable to accrue under the Bank's defined benefit pension plan because of certain limitations imposed by applicable law. Mr. Cross is 100% vested in the nonelective deferred compensation described above.

         Employee Stock Ownership Plan. The Company established an Employee Stock Ownership Plan (the "ESOP"), effective as of April 1996, which invests primarily in Common Stock, and is designed to qualify as a stock bonus plan under Section 401(a) of the Code and also to meet the requirements of Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The ESOP was initially funded with a loan from the Company (the "ESOP Loan") and the ESOP used the proceeds of that loan to acquire 454,940 shares of stock of the Company in the Company's initial public offering.

         For the fiscal year ended September 30, 1998, the Bank contributed $405,661 to the ESOP, which was used to pay interest and principal on the ESOP Loan. As a result, 22,747 shares of Common Stock were released from the lien of the ESOP Loan and were available for allocation to the accounts of individual participants. Of the shares allocated, 2,590 shares were allocated to Mr. Cross, 2,059 were allocated to Mr. DeLuca and 3,732 shares were allocated to the other executive officers of the Company and the Bank as a group.

Compensation Committee Report on Executive Compensation

         In fulfillment of SEC requirements for disclosure in proxy materials of the Compensation Committee's policies regarding compensation of executive officers, the committee has prepared the following report for inclusion in this proxy statement.

         General Policy Considerations. The Board of Directors of the Bank has delegated to the Compensation Committee the responsibility and authority to oversee the general compensation policies of the Bank and to establish compensation plans and specific compensation levels for executive officers. The SOP and MRP Committee of the Company has been delegated the responsibility and authority to oversee the implementation of, and approve grants and awards under, the Stock Option Plan and MRP. Because the SOP and MRP Committee is composed of the same directors as the Compensation Committee (other than Mr. Cross who is a non-voting ex-officio member of the Compensation Committee), decisions of the two committees should be viewed together, and for the purposes of this discussion they will be referred to as the "Compensation Committees". From time to time, the Board of Directors as a whole, participates in decisions regarding executive compensation and benefit plans.

         The Compensation Committees have developed an executive compensation policy designed to: (i) offer competitive compensation to attract, motivate, retain and reward executive officers who are crucial to the long-term success of the Company; and (ii) encourage decision-making that maximizes long-term stockholder value. The Compensation Committees have sought to consider a multitude of factors in establishing appropriate levels of compensation for executive officers, with no one factor clearly overshadowing all the others.

         The compensation package provided to the executive officers of the Bank is composed principally of base salary and stock-based incentive awards. Executive officers also participate in other benefit plans available to all eligible employees, including the ESOP.

         The Compensation Committees consider a variety of factors in determining executive compensation. These factors generally fall into two categories, those that relate to specific work performed and expected of the officer and those that relate to the Company, the Bank, the local business economic conditions and other general matters. In the former category, the Committees consider, among other factors, the level of responsibility of each officer; the expertise and skill level required to perform the position; satisfaction of prior period goals and objectives; length of service; the complexity of work that may be required in connection with strategic plans or special projects; and prior compensation history. In the latter category, the Committees consider, among other factors, the Company's earnings, capital and asset size; the results of government regulatory examinations; the Bank's regulatory ratings on safety and soundness as well as Community Reinvestment Act examinations; and performance and compensation programs of peer group banks.

         Employee benefit plans represent an important component of any compensation package. The defined benefit pension plan and health insurance benefits available to all employees, including executive officers, provide competitive benefits comparable to those available at other institutions.
Stock-based compensation plans, including the ESOP, the Stock Option Plan and the MRP, provide employees, including executive officers, with additional equity-based incentives to maximize long-term shareholder value.

         The Compensation Committees' decisions are discretionary and are based upon subjective factors. No mathematical or similar objective formula is utilized to determine any compensation package. The Compensation Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

         Chief Executive Officer Compensation. Total annual compensation paid to Wilbur J. Cross, Chief Executive Officer, for fiscal 1998 was $195,023 as detailed in the above compensation table, and reflects a 6.6% increase from fiscal 1997. In determining total compensation paid to the Chief Executive
Officer, including his benefits under the SERP, the Compensation Committee considered the factors discussed above and also considered a number of specific matters including stock-based compensation and benefit plans awarded or made available to chief executive officers of other newly-converted thrift institutions, the successful transition of the Bank from a mutual institution to the subsidiary of a publicly-traded holding company, and efforts to satisfactorily deploy the resulting new capital. In connection with its decision to adopt the SERP, the Compensation Committee considered the fact that Mr. Cross was continuing to work for the Bank but was no longer earning benefits under the Bank's retirement plan because of his length of service and salary level. The SERP was adopted to correct the unfairness of this situation. Mr. Cross does not participate in decisions regarding his own compensation.

         This report is included herein at the direction of the Compensation Committee members, directors Wilbur J. Cross (ex-officio), Richard A. Marshall, Allan D. Oren, and Edward P. Stiefel.

Shareholder Return Performance Graph

         Set forth below is a line graph comparing the cumulative total shareholder return on Catskill Financial Corporation Common Stock with the cumulative total shareholder return of (i) the industry index for SNL All Thrift stocks and (ii) the NASDAQ U.S. Stock Market commencing as of April 18, 1996, the date on which the Company's Common Stock commenced public trading. In accordance with the SEC guidelines, the stock price of the Company on April 18, 1996 which was used to establish the initial point in the following performance graph was $10.375, representing the closing price on that date. If the offering price of $10.00 were used, the cumulative shareholder return index would have been 140 at September 30, 1998. Total return assumes the reinvestment of cash dividends.

                         Catskill Financial Corporation

                            Total Return Performance


                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]


                                                         Period Ending
                                ---------------------------------------------------------------
Index                           4/18/96    9/30/96    3/31/97    9/30/97     3/31/98    9/30/98
-----                           -------    -------    -------    -------     -------    -------
Catskill Financial Corporation   100.00     115.66     158.54     164.82      174.92     140.78
NASDAQ-Total US                  100.00     108.43     107.59     148.84      163.27     152.13
SNL Thrift Index                 100.00     114.55     141.37     199.05      236.51     178.45


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Bank and the SOP and MRP Committee of the Company consist of Richard A. Marshall, Allan D. Oren and Edward P. Stiefel, all of whom are directors of the Company and the Bank but none of whom are or have been officers or employees of the Company or the Bank. Wilbur J. Cross, who is President, Chairman and Chief Executive Officer of the Company and the Bank, is an ex-officio non-voting member of the Compensation Committee.

         Edward P. Stiefel, Esq., is a partner in the law firm of Stiefel & Winans. That firm was retained by the Bank to provide legal services, and received legal fees aggregating $27,155 during fiscal 1998 from the Bank, and $69,350 representing fees paid directly by borrowers on loan closings in which the firm represented the Bank.

Transactions with Directors and Officers

         Some of the directors and executive officers of the Bank, as well as firms and companies with which they are associated, are and have been customers of the Bank. All of the Bank's transactions with such persons and entities were completed in the ordinary course of business and were on substantially the same terms as those prevailing at the time for comparable transactions with the general public.

         In addition to such normal customer relationships, none of the directors or executive officers of the Company (or members of their immediate families) maintained, directly or indirectly, any significant business or personal relationship with the Company or the Bank during the 1998 fiscal year, other than as might arise by virtue of a position with or ownership interest in the Company, except as set forth in the preceding section.


                 PROPOSAL II - APPROVAL OF THE AMENDMENT OF THE
       CATSKILL FINANCIAL CORPORATION 1996 STOCK OPTION AND INCENTIVE PLAN

         The Stock Option Plan was adopted by the Board of Directors of the Company and ratified by stockholders on October 24, 1996. Pursuant to regulations of the Office of Thrift Supervision (the "OTS") applicable to stock option plans established within one year following the completion of a mutual-to-stock conversion, the Stock Option Plan contains a provision prohibiting the vesting of stock options at a rate in excess of 20% per year beginning from the date of their grant. As of October 24, 1998 434,333 options had been awarded under the Stock Option Plan, of which 168,526 were fully vested and substantially all of the balance of which will vest in 20% increments on October 24, 1999, 2000 and 2001.

         OTS policies permit the amendment of the provisions of a stock option plan to provide for immediate vesting of stock options upon a "change in control" of the Company or the Bank, provided that stockholder approval is obtained more than one year following the completion of the mutual-to-stock conversion. The Board of Directors has adopted an amendment to the Stock Option Plan to permit the immediate vesting of stock options upon a "change in control "of the Company or the Bank. A change in control under the amendment generally means: (i) the occurrence of an event that results in a change in control of the Company or the Bank within the meaning of the Home Owners Loan Act; (ii) the acquisition by any person of beneficial ownership of 25% of the Bank's or the Company's outstanding securities; (iii) a change in control of a majority of the Bank's or the Company's Board of Directors as a result of a contested election; or (iv) the merger, consolidation or sale of substantially all of the assets of the Bank or the Company. The text of the amendment, which defines a change in control of the Company or the Bank, is set forth in the following two paragraphs. As used in the amendment, the term "Corporation" refers to the Company.

         "Notwithstanding anything contained elsewhere in this Plan or in any option agreement, all options or rights granted under this Plan shall vest immediately upon a Change in Control."

         "Change in Control" - means (1) an event that (i) results in a change in control of the Corporation or the Bank within the meaning of the Home Owners' Loan Act and 12 C.F.R. Part 574 as in effect on the date the amendment is approved by the stockholders of the Corporation (the "Adoption Date"); or (ii) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Adoption Date pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (2) if any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly of securities of the Bank or the Corporation representing 25% or more of the Bank's or the Corporation's then outstanding securities, other than the ownership of the Bank's securities by the Corporation; (3) if individuals who are members of the board of directors of the Bank or the Corporation on the Adoption Date (each the "Incumbent Board") cease, for any reason, to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Adoption Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Corporation's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (4) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Corporation or a similar transaction in which the Bank or the Corporation is not the resulting entity. The term "Change in Control" shall not include an acquisition of securities by: (1) the trustee of an employee benefit plan of the Bank or the Corporation; (2) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; or (3) the applicable director, officer or employee or any group of which such director, officer or employee is a member."

         The amendment to the Stock Option Plan does not increase the number of shares reserved for issuance under the Stock Option Plan, decrease the price per share at which options may be granted thereunder or alter the classes of individuals eligible to participate in the Stock Option Plan. In the event that the amendment to the Stock Option Plan is not approved by stockholders at the Meeting, the amendment will not take effect, but the Stock Option Plan will remain in effect. The principal provisions of the Stock Option Plan, as it would be amended, are described below.

         The Board of Directors believes that it is appropriate for the Company to maintain a flexible and comprehensive Stock Option Plan which permits the granting of a variety of long-term incentive awards to directors, officers and employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Company most depends.

Principal Features of the Stock Option Plan

         The Stock Option Plan provides for awards in the form of stock options and stock appreciation rights ("SAR"s). Each award is made on such terms and conditions, consistent with the Stock Option Plan and applicable OTS regulations, as the Committee administering the Stock Option Plan may determine. The Stock Option Plan provides that, awards made under the plan vest at a rate of one-fifth of the initial award per year, subject to the participant maintaining continuous service since the date of grant.

         Shares with respect to which awards may be made may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. If an option expires or terminates unexercised, then new options for that number of shares may be reissued without affecting the maximum limit of 568,675 option shares allowed under the Stock Option Plan. Generally, no option or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Stock Option Plan.

         The Stock Option Plan is administered by the Company's SOP and MRP Committee, which is comprised of non-employee directors of the Company. Directors Oren, Marshall and Stiefel are the present members of the SOP and MRP Committee. Pursuant to the terms of the Stock Option Plan, any director, officer or employee of the Company or its affiliates (approximately 70 persons) is eligible to participate in the Stock Option Plan. In granting awards under the Stock Option Plan, the SOP and MRP Committee considers, among other things, position and years of service, value of the participant's services to the Company and the Bank and the responsibilities of such individuals as employees, directors, and officers of a public company.

Stock Options

         The terms of the stock options do not exceed ten years from the date of grant. The SOP and MRP Committee may grant either "incentive stock options" as defined under Section 422 of the Code or stock options not intended to qualify as such ("non-qualified stock options").

         In general, stock options will not be exercisable after the expiration of their terms. Currently, in the event a participant ceases to maintain continuous service (as defined in the Stock Option Plan) with the Company or one of its affiliates, for any reason (excluding death, disability and termination for cause), an exercisable stock option will continue to be exercisable for three months thereafter but in no event after the expiration date of the option. If a participant to whom an option was granted ceases to maintain continuous service by reason of disability, all options not then exercisable shall become exercisable for a period of three months following cessation of service. If a participant to whom an option was granted ceases to maintain continuous service by reason of death, all options not then exercisable shall become exercisable in full by the person entitled to exercise such right under applicable law for a period of one year after the date of death, but in no event after the expiration date of the option. Following the death of any participant, the SOP and MRP Committee may, as an alternative means of settlement of an option, elect to pay to the holder thereof an amount of cash equal to the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is notified of termination for cause.

         The exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on that date. The exercise price must be paid in full in cash or shares of Common Stock, or a combination of both.

         The proposed amendment to the Stock Option Plan would provide for immediate vesting of all unvested options upon the occurrence of a "change in control" of the Company or the Bank, as defined above.

Adjustments Upon Changes in Capitalization

         Stock options awarded under the Stock Option Plan will be adjusted by the SOP and MRP Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or other change in corporate structure of the Common Stock of the Company.

Amendment and Termination

         The Board of Directors of the Company may at any time amend, suspend or terminate the Stock Option Plan or any portion thereof but may not, without the prior ratification of the stockholders, make any amendment which shall (i) increase the aggregate number of securities which may be issued under the Stock Option Plan (except as specifically set forth under the Stock Option Plan), (ii) materially increase the benefits accruing to participants, (iii) materially change the requirements as to eligibility for participation in the Stock Option Plan or (iv) change the class of persons eligible to participate in the Stock Option Plan, provided, however, that no such amendment, suspension or termination shall impair the rights of any participant, without his consent, in any award made pursuant to the Stock Option Plan. Unless previously terminated, the Stock Option Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the Stock Option Plan.

Federal Income Tax Consequences

         Under present federal income tax law, awards under the Stock Option Plan will have the following consequences:

(1) The grant of an option will neither, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

(2) In order to qualify as an "Incentive Stock Option," a stock option awarded under the Stock Option Plan must meet the conditions contained in Section 422 of the Code, including the requirement that the shares acquired upon the exercise of the stock option be held for one year after the date of exercise and two years after the grant of the option. The exercise of an Incentive Stock Option will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the tine of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of adjustment which may, in certain situations, trigger the alternative minimum tax.

(3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

(4) The exercise of a SAR will result in the recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise.

(5) The Company will be allowed a deduction at the time and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE CATSKILL FINANCIAL CORPORATION 1996 STOCK OPTION AND INCENTIVE PLAN.

                 PROPOSAL III - APPROVAL OF THE AMENDMENT OF THE
           CATSKILL FINANCIAL CORPORATION MANAGEMENT RECOGNITION PLAN

         The Catskill Financial Corporation Management Recognition Plan ("MRP") was adopted by the Board of Directors of the Company and ratified by stockholders on October 24, 1996. The MRP is designed to provide directors, officers and employees with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company and the Bank. Pursuant to regulations of the OTS applicable to stock benefit plans established or implemented within one year following the completion of a mutual-to-stock conversion, the MRP contains a provision prohibiting the vesting of restricted stock awards under the MRP at a rate in excess of 20% per year beginning from the date of their grant. As of October 24, 1998, 183,232 shares of restricted stock had been awarded under the MRP, of which 71,986 were fully vested and substantially all of the balance of which will vest in 20% increments on October 24, 1999, 2000 and 2001.

         OTS policies permit the amendment of the provisions of a stock benefit plan to provide for immediate vesting of awards under such plan upon a "change in control" of the Company or the Bank, provided that stockholder approval is obtained more than one year following the completion of the mutual-to-stock conversion. The Board of Directors has adopted an amendment to the MRP, to permit the immediate vesting of restricted stock awards upon a "change in control" of the Company or the Bank. A change in control under the amendment generally means: (i) the occurrence of an event that results in a change in control of the Company or the Bank within the meaning of the Home Owners Loan Act; (ii) the acquisition by any person of beneficial ownership of 25% of the Bank's or the Company's outstanding securities; (iii) a change in control of a majority of the Bank's or the Company's Board of Directors as a result of a contested election; or (iv) the merger, consolidation or sale of substantially all of the assets of the Bank or the Company. The text of the amendment, which defines a change in control of the Company or the Bank, is set forth in the following two paragraphs. As used in the amendment, the term "Corporation" refers to the Company.

         "Notwithstanding anything contained elsewhere in this Plan or in any Restricted Stock Agreement, all shares of restricted stock awarded under the Plan shall immediately vest in full upon a Change in Control and the Corporation shall then make redelivery to the participant as set forth in paragraph 3(f)."

         "Change in Control"- means (1) an event that (i) results in a change in control of the Corporation or the Bank within the meaning of the Home Owners' Loan Act and 12 C.F.R. Part 574 as in effect on the date the amendment is approved by the stockholders of the Corporation (the "Adoption Date"); or (ii) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Adoption Date pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), (2) if any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly of securities of the Bank or the Corporation representing 25% or more of the Bank's or the Corporation's then outstanding securities, other than the ownership of the Bank's securities by the

Corporation; (3) if individuals who are members of the board of directors of the Bank or the Corporation on the Adoption Date (each the "Incumbent Board") cease, for any reason, to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Adoption Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Corporation's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (4) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Corporation or a similar transaction in which the Bank or the Corporation is not the resulting entity. The term "Change in Control" shall not include an acquisition of securities by: (1) the trustee of an employee benefit plan of the Bank or the

Corporation; (2) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; or (3) the applicable director, officer or employee or any group of which such director, officer or employee is a member."

         The amendment to the MRP does not increase the number of shares available for distribution under MRP, change the MRP's eligibility requirements, or alter the types of restricted stock awards that may be made to participants in the MRP. In the event that the amendment to the MRP is not approved by stockholders at the Meeting, the amendment will not take effect, but the MRP will remain in effect. The principal provisions of the MRP as it would be amended, are described below.

Principal Features of the MRP

         The MRP provides for the award of shares of Common Stock ("MRP Shares") subject to the restrictions described below. Each award under the MRP is made on such terms and conditions, consistent with the MRP and applicable OTS regulations, as the SOP and MRP Committee determines.

         The MRP is administered by the Company's SOP and MRP Committee. The SOP and MRP Committee selects the recipients and terms of awards pursuant to the MRP. In determining to whom and in what amount to grant awards, the SOP and MRP Committee considers the positions and responsibilities of eligible individuals, the value of their services to the Company and the Bank and other factors it deems relevant. Pursuant to the terms of the MRP, any director, officer or employee of the Company or its affiliates (approximately 70 persons) may be selected by the SOP and MRP Committee to participate in the MRP.

         The MRP provides that Common Stock used to fund awards under the MRP may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any MRP Shares which are forfeited are again available for issuance under the MRP or any other plan of the Company or its subsidiaries.

         Subject to compliance with OTS Regulations, award recipients earn (i.e., become vested in) awards, over a period of time as determined by the SOP and MRP Committee, at the time of grant. MRP Shares awarded to directors, officers and employees vest in five equal annual installments, with the first installment vesting on the first anniversary of the date of grant, in each case subject to the conditions described below. Currently, MRP Shares are subject to forfeiture if the recipient fails to remain in the continuous service (as defined in the MRP) as an employee, officer or director of the Company or the Bank for a stipulated period (the "restricted period"). Vested shares are distributed to recipients as soon as practicable following the date on which they are earned.

         If a recipient ceased to maintain continuous service with the Company or the Bank by reason of death or disability, MRP Shares still subject to restrictions will be free of these restrictions and shall not be forfeited. In the event of termination for any other reason, all shares will be forfeited and returned to the Company. If the proposed amendment of the MRP is approved, all shares covered by an outstanding award will also become 100% vested upon the occurrence of a change in control of the Company or the Bank, as defined above.

Adjustments Upon Changes in Capitalization

         MRP Shares awarded under the MRP will be adjusted by the SOP and MRP Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or other change in corporate structure of the Common Stock of the Company.

Amendment and Termination

         The Board of Directors of the Company may at any time amend, suspend or terminate the MRP or any portion thereof, subject to OTS regulations, provided however, that no such amendment, suspension or termination shall impair the rights of any participant, without his consent, in any award made pursuant to the MRP.

Federal Income Tax Consequences

         Holders of MRP Shares will recognize ordinary income on the date that the MRP Shares are no longer subject to a substantial risk of forfeiture (i.e., when they vest), in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock. Holders of MRP Shares will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE CATSKILL FINANCIAL
                     CORPORATION MANAGEMENT RECOGNITION PLAN


              PROPOSAL IV - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Company's Board of Directors appointed KPMG Peat Marwick LLP as independent public accountants to audit the books of the Company for the fiscal year ended September 30, 1999, subject to ratification by the stockholders at the Meeting. KPMG Peat Marwick LLP has been employed regularly by the Company since it was formed in 1995 and by the Bank for more than twenty years to examine their books and accounts and for other purposes.

         Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     THAT STOCKHOLDERS VOTE IN FAVOR OF THE
                   RATIFICATION OF THE APPOINTMENT OF AUDITORS

                                 OTHER BUSINESS

         Management has no reason to believe that any other business will be presented at the Meeting, but if any other business shall be presented, the proxies will vote on such matters in accordance with their judgment in the best interests of the Company.

         In order for a stockholder of the Company to properly bring business before an annual meeting, such stockholder must first deliver notice thereof in writing to David L. Guldenstern, Secretary, at the Company's address, not less than 60 days prior to the anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than 60 days from such anniversary, notice by the stockholder must be delivered to the Company not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which the notice of the meeting was mailed or public announcement made. The notice must set forth, in addition to the name of such stockholder and the class and number of shares of the Company stock owned by such stockholder, a brief description of the business desired to be brought, the reasons therefor and any material interest such stockholder has in such business.

                                     GENERAL

         The Company's Annual Report to its Stockholders for the fiscal year ended September 30, 1998, including financial statements, is being concurrently furnished with this Proxy Statement to stockholders of record on the Record Date. The Annual Report is not part of the proxy solicitation material.

         All shares represented by valid proxies sent to the Company to be voted at the Meeting will be voted if received in time. Each proxy will be voted in accordance with the directions of the stockholder executing such proxy. If no directions are given, such proxy will be voted "FOR" the nominees presented herein, "FOR" the adoption of the amendment to the Stock Option Plan, "FOR" the adoption of the amendment to the MRP, and "FOR" the ratification of the appointment of auditors.

         The cost of soliciting proxies relating to the Meeting will be borne by the Company. In addition, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telephone or by other means without additional compensation. The Company has engaged the services of Regan & Associates to assist in solicitation of proxies at an anticipated cost of $4,000, plus expenses, not to exceed $2,000. In addition, the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who were holders of record of shares of the Company's capital stock or participants in depositories on the Record Date, bear their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

                               2000 ANNUAL MEETING

         The Company's Board of Directors will establish the date for the 2000 Annual Meeting of Stockholders. In order for a stockholder to be entitled, under the regulations of the Securities and Exchange Commission, to have a stockholder proposal included in the Company's Proxy Statement for the 2000 meeting, the proposal must be received by the Company at its principal executive offices, 341 Main Street, Catskill, New York 12414, Attention: David L. Guldenstern, Secretary, not less than 120 days in advance of the date in 2000 which corresponds to the date in 1999 on which these proxy materials are released to stockholders. The stockholder must also satisfy the other requirements of SEC Rule 14a-8.

THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY STOCKHOLDER SUBMITTING A WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1998 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO DAVID L. GULDENSTERN, SECRETARY, AT THE COMPANY'S ADDRESS STATED HEREIN. THE FORM 10-K REPORT IS NOT A PART OF THE PROXY SOLICITATION MATERIALS.

                    PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

Catskill, New York
January 7, 1999